Exhibit 4.9

OURS TECHNOLOGY INC.

2017 STOCK INCENTIVE PLAN

1. Establishment and Purpose.

The purposes of this 2017 Stock Incentive Plan (this “Plan”) are to attract and retain the best available personnel and to provide additional incentive to Employees, Outside Directors, and Consultants (as defined in Section 14) (each a “Service Provider,” and collectively the “Service Providers”), and to promote the success of the business of OURS Technology Inc., a Delaware corporation (the “Company”), by encouraging a sense of proprietorship. Capitalized terms used in this Plan are defined in Section 14.

Options granted under this Plan may be Incentive Stock Options (“ISOs”) or Nonstatutory Stock Options (“NSOs”), as determined by the Administrator at the time of grant. The Plan also permits the grant of stock purchase rights (“Stock Purchase Rights”).

Notwithstanding any provision of this Plan, to the extent that any awards granted under this Plan are subject to Section 409A of the Code, this Plan and any awards thereunder shall be made and interpreted in a manner consistent with Section 409A of the Code and any regulations or guidance promulgated thereunder.

2. Administration of the Plan.

(a) Administrator. The Plan will be administered by the Company’s Board of Directors (the “Board”) or a Committee appointed by the Board to administer this Plan on behalf of the Board.

(b) Authority of the Administrator. Subject to the provisions of this Plan, and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to any relevant authorities, the Administrator shall have full authority and discretion to:

(i) determine the Fair Market Value;

(ii) select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) determine the number of Shares to be covered by each such award granted hereunder;

(iv) approve forms of agreement for use under this Plan;

(v) determine the terms and conditions of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) prescribe, amend and rescind rules and regulations relating to this Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(vii) allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Optionees to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(viii) construe and interpret the terms of this Plan and the Options and Stock Purchase Rights granted pursuant to this Plan.

(c) Effect of Administrator’s Decision. All decisions, interpretations and other actions of the Administrator shall be final and binding on all Service Providers.

3. Eligibility.

(a) General Rule. NSOs and Stock Purchase Rights may be granted to any Service Provider. ISOs may only be granted to Employees.

(b) Ten-Percent Stockholders. An individual who owns more than ten percent (10%) of the combined voting power of all classes of outstanding capital stock of the Company or any of its related entities will not be eligible for a Stock Purchase Right or an Option unless (i) with respect to Options, the Exercise Price is at least one hundred and ten percent (110%) of the Fair Market Value per Share on the date of grant, (ii) with respect to a Stock Purchase Right, the Purchase Price is at least one hundred percent (100%) of the Fair Market Value per share, and (iii) in the case of an ISO, such ISO is not exercisable after the expiration of five years from the date of grant. For purposes of this subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

4. Stock Subject to Plan.

(a) Stock Reserved. The stock issuable under this Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of Shares which may be issued under this Plan during the term of this Plan shall not exceed 3,796,358 Shares.

(b) Additional Stock. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject thereto shall become available for future grant or sale under this Plan. However, Shares that have actually been issued under this Plan, upon exercise of either an Option or Stock Purchase Right, shall not be returned to this Plan and shall not become available for future distribution under this Plan, except that if unvested Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under this Plan.

5. Terms and Conditions of Stock Purchase Rights.

(a) Restricted Stock Purchase Agreement. An offer of a Stock Purchase Right shall be accepted by the Purchaser’s execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. After the Administrator determines that it will offer Stock Purchase Rights under this Plan, it shall advise the offeree in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which (not to exceed thirty (30) days) such person must accept such offer. The terms of the offer shall comply in all respects with all applicable laws. All Stock Purchase Rights shall be subject to the applicable terms and conditions of this Plan and any other terms and conditions not inconsistent with this Plan, and as the Administrator deems appropriate for inclusion in the Restricted Stock Purchase Agreement. The terms and conditions may vary between Stock Purchase Rights granted under this Plan.

(b) Duration of Offers and Nontransferability of Rights. Any right to acquire stock pursuant to a Stock Purchase Right shall automatically expire if not exercised by the offeree within thirty (30) days after notice of such award was communicated by the Company to the offeree. Such right shall not be transferable and shall be exercisable only by the Service Provider to whom such right was granted.

(c) Purchase Price. The Purchase Price shall not be less than one hundred percent (100%) of the Fair Market Value, and a higher price may be required pursuant to Section 3(b) above. The Purchase Price shall be subject to adjustments as provided in Section 8 hereof and shall be payable in a form described in Section 7.

(d) Withholding Taxes. As a condition to the Stock Purchase Right, the Purchaser shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such purchase.

(e) Restrictions on Transfer of Stock and Vesting. Any shares sold under this Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal, co-sale and drag along and other transfer restrictions as the Administrator may determine. Such restrictions shall be set forth in the Restricted Stock Purchase Agreement and shall apply in addition to any other legal restrictions that may apply to stockholders generally. Any right to repurchase Shares at the original Purchase Price upon termination of the Offeree’s Services shall lapse at a certain rate, which may vary between Offerees, as determined by the Administrator at its sole discretion. The vesting of any Stock Purchase Right shall cease automatically the day immediately preceding the date of termination of a Service Provider’s services, and the Company shall have the right to repurchase the unvested portion of such Stock Purchase Right for a period specified in the applicable Restricted Stock Purchase Agreement.

6. Terms and Conditions of Stock Options.

(a) Stock Option Agreement. An Option granted under this Plan shall be accepted by the Service Provider’s execution of a Stock Option Agreement in a form determined by the Administrator. After the Administrator determines that it will grant an Option under this Plan, it shall advise the Optionee in writing or electronically of the terms, conditions and restrictions related to the offer, including the number of Shares subject to the Option, the exercise price, and the time within which (not to exceed thirty (30) days) such person must accept the Option. The terms of the Option shall comply in all respects with all applicable laws and shall be subject to all applicable terms and conditions of this Plan and any other terms and conditions which are not inconsistent with this Plan, as determined by the Administrator. The terms of Options granted under this Plan may vary. The Stock Option Agreement shall also specify whether the Option is an ISO or an NSO.

(b) Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8.

(c) Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall be determined by the Administrator in its sole discretion. The Exercise Price of an ISO shall not be less than the Fair Market Value on the date of grant, and a higher exercise price may be required by Section 3(b). The Exercise Price of an NSO shall not be less than one hundred percent (100%) of the Fair Market Value on the date of grant, and a higher exercise price may be required by Section 3(b). The Exercise Price shall be payable in a form described in Section 7.

(d) Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Administrator may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e) Exercisability. Each Stock Option Agreement shall specify the date or dates when all or any installment of the Option becomes exercisable. The exercisability provisions of any Stock Option Agreement, which may vary between Optionees, shall be determined by the Administrator at its sole discretion.

(f) Basic Term. The Stock Option Agreement shall specify the term of the Option, which shall not exceed ten (10) years from the date of grant, and a shorter term may be required by Section 3(b). Subject to this Section 6(f), the Administrator, at its sole discretion, shall determine the expiration date of an Option or when an Option is to expire.

(g) Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Section 6(f) above;

(ii) The date three (3) months after the termination of the Optionee’s Service for any reason other than Cause or Disability, or such shorter time period (not less than thirty (30) days) as may be specified in the Optionee’s Stock Option Agreement, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be an NSO;

(iii) The date and time of termination of the Optionee’s Service for Cause, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be an NSO; or

(iv) The date twelve (12) months after the termination of the Optionee’s Service by reason of Disability, or such shorter time period (not less than six (6) months) as may be specified in the Optionee’s Stock Option Agreement, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond one (1) year after such termination deemed to be an NSO.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options, but only to the extent such Options have vested and become exercisable before the termination of Service (or vested and became exercisable as a result of the termination), unless the Stock Option Agreement expressly permits an early exercise before the Shares have vested. In the event that the Optionee dies after the termination of Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had vested and become exercisable before the Optionee’s Service terminated (or vested and became exercisable as a result of the termination).

(h) Death of Service Provider. If a Service Provider dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Section 6(f) above; or

(ii) The date twelve (12) months after the Service Provider’s death, or such shorter time period (not less than six (6) months) as may be specified in the Optionee’s Stock Option Agreement, or such later date as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond twelve (12) months after such termination deemed to be an NSO.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death or became exercisable as a result of the death. The balance of such Options shall lapse when the Optionee dies.

(i) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such Shares are validly issued to the Optionee and paid for.

(j) Modification, Extension, Assumption and Termination of Options. Within the limitations of this Plan, the Administrator may modify, extend, assume or terminate outstanding Options, or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification or termination of an Option shall, without the consent of the Service Provider, impair the Service Provider’s rights or increase the Service Provider’s obligations under such Option.

7. Payment for Stock.

(a) General Rule. The entire Purchase Price or Exercise Price for Shares issued under this Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 7.

(b) Surrender of Stock. To the extent that the applicable Plan agreement so provides, payment may be made all or in part with Shares already owned by the Service Provider or the Service Provider’s representative. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date of exercise or purchase. This subsection (b) shall not apply to the extent that acceptance of Shares in payment of the Exercise Price would cause the Company to recognize compensation expense with respect to the Option or the Stock Purchase Right for financial reporting purposes.

(c) Services Rendered. At the discretion of the Administrator, Shares may be issued under this Plan in consideration of services rendered to the Company or its affiliated entities prior to the Stock Purchase Right or Option exercise.

(d) Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Purchase Agreement so permits, all or a portion of the Exercise Price or Purchase Price (as the case may be) may be paid with a full-recourse promissory note. The Shares shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator, at its sole discretion, shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(e) Cashless Exercise. To the extent that a Stock Option Agreement so permits, consideration for all or a portion of the Exercise Price may be pursuant to a formal cashless exercise program adopted by the Company in connection with this Plan.

(f) Exercise/Sale. To the extent that a Stock Option Agreement so permits, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell the Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(g) Exercise/Pledge. To the extent that a Stock Option Agreement so permits, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge the Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

8. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event of a subdivision of the outstanding capital stock of the Company, a declaration of a dividend payable in stocks, a declaration of an extraordinary dividend payable in a form other than stocks in an amount that has a material effect on the Fair Market Value, a combination or consolidation of the outstanding capital stock of the Company into a lesser number of stocks, a recapitalization, a spin-off, a reclassification, or a similar occurrence, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Plan, may (in its sole discretion) adjust the number and class of stock that may be delivered under this Plan and/or the number, class, and price of stock covered by each outstanding Option or Stock Purchase Right; provided, however, that the Administrator shall make such adjustments to the extent required by applicable law. Except as provided in this Section 8, a Service Provider shall have no rights by reason of (i) any subdivision or consolidation of stocks or stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Option or Stock Purchase Right, or the applicable exercise price or purchase price.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change in Control. In the event of a Change in Control, the Administrator may, in its sole discretion, determine that (i) each outstanding Option and Stock Purchase Right shall fully vest, and each Service Provider shall have the right to exercise its respective Options or Stock Purchase Rights as to all of the stock, including Shares as to which it would not otherwise be vested or exercisable, (ii) the Option shall be cancelled in exchange for payment at the then current value of the Option, and/or (iii) the Option shall be cancelled without any payment if the exercise price is less than the fair market value of the Option Shares determined based on the definitive transaction documents for the Change in Control. If an Option or Stock Purchase Right becomes fully vested and exercisable in the event of a Change in Control, the Administrator shall notify each holder of an Option and/or Stock Purchase Right in writing or electronically that the Option or Stock Purchase Right shall be fully exercisable for a period of time as determined by the Administrator, and the Option or Stock Purchase Right shall terminate upon expiration of such period.

9. Transferability. Unless determined otherwise by the Administrator, Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the Service Provider, only by the Service Provider. If the Administrator in its sole discretion makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act of 1933 (the “Securities Act”)) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act.

10. Securities Law Requirements.

(a) General. Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

(b) Financial Reports. Each year the Company shall furnish to Service Providers its balance sheet and income statement, unless such Service Providers are key employees whose duties with the Company assure them access to equivalent information. Such balance sheet and income statement need not be audited.

(c) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Administrator may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

11. No Retention Rights.

(a) No Retention Rights. Nothing in this Plan or in any Stock Purchase Right or Option granted under this Plan shall confer upon the Purchaser or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Purchaser or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(b) Leaves of Absence. For purposes of subsection (a) above, Services shall be deemed to continue while the Service Provider is on a bona fide leave of absence, if such leave was approved by the Administrator in writing and if continued crediting of Services for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

12. Compliance with Code Section 409A.

(a) The Plan, as set forth herein, may be considered a “deferred compensation” arrangement within the meaning of Code Section 409A. It is intended that, to the extent any awards issued under this Plan are not exempt from Code Section 409A, such awards will be issued and operated in a manner such that the awards are in good faith compliance with the requirements and provisions of Code Section 409A and any treasury regulations or other guidance promulgated therewith.

(b) Optionee hereby agrees and acknowledges that neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A to the Option or the Option Shares or any other tax, economic or legal consequences of the Option or the Option Shares and, by the acceptance of the Option, Optionee agrees to accept the potential application of Section 409A to the Option or the Option Shares and the other tax, economic or legal consequences of the issuance, vesting, ownership, modification, adjustment, and disposition of the Option or the Option Shares. Optionee agrees to hold harmless and indemnify the Company from any adverse tax consequences with respect to the Option or the Option Shares, any withholding or other tax obligations of the Company with respect to the Option or the Option Shares, and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause such Option or the Option Shares to be or become subject to Section 409A.

13. Duration and Amendments.

(a) Term of the Plan. The Plan became effective when adopted by the Board and was approved by the Company’s stockholders. The Plan shall terminate automatically ten (10) years after the earlier of either its adoption by the Board or approval by the Company’s stockholders, and may be terminated on any earlier date pursuant to subsection (b) below.

(b) Right to Amend or Terminate the Plan. The Board may amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan which increases the number of Shares available for issuance under this Plan, or which materially changes the class of persons who are eligible to participate under this Plan, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of this Plan.

(c) Effect of Amendment or Termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Shares previously issued or any Option previously granted under this Plan.

14. Definitions.

(a) “Administrator” means the Board or any of its Committees administering this Plan in accordance with Section 2(b).

(b) “Board” means the Board of Directors of the Company, as constituted from time to time.

(c) “Cause” means, unless otherwise defined in an Optionee’s written employment agreement, the unauthorized use or disclosure of the confidential information or trade secrets of the Company, conviction of a felony under the laws of the United States or any state thereof, gross negligence, or any other misconduct as the Board may determine.

(d) “Change in Control” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or a venture capital financing.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of the Board, as described in Section 2(a).

(g) “Company” means OURS Technology Inc., a Delaware corporation.

(h) “Consultant” means an individual who performs bona fide services for the Company or an affiliated entity as a consultant or advisor, excluding Employees and Outside Directors.

(i) “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(j) “Employee” means any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(k) “Exercise Price” means the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board in the applicable Stock Option Agreement.

(l) “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time not listed on any Stock Exchange, then the Fair Market Value shall be determined by the Administrator after taking into account such factors as the Administrator shall deem appropriate. Such factors shall include the application of “a reasonable valuation method” as that term is used for purposes of Internal Revenue Code Section 409A, the treasury regulations promulgated therewith, and any other guidance issued.

(m) “ISO” means an employee incentive stock option described in Section 422(b) of the Code.

(n) “NSO” means a stock option not described in Sections 422(b) or 423(b) of the Code.

(o) “Option” means an ISO or NSO granted under this Plan and entitling the holder to purchase Shares.

(p) “Optionee” means an individual who holds an Option.

(q) “Outside Director” means a member of the Board who is not an

Employee.

(r) “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of this Plan shall be considered a Parent commencing as of such date.

(s) “Plan” means the Company’s 2017 Stock Incentive Plan.

(t) “Purchase Price” means the consideration for which Shares may be acquired under this Plan (other than upon exercise of an Option), as specified by the Board.

(u) “Purchaser” means an individual offered a Stock Purchase Right.

(v) “Restricted Stock Purchase Agreement” means the agreement between the Company and a Purchaser who acquires Shares under this Plan that contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

(w) “Services” means services provided to the Company by a Service

Provider.

(x) “Service Provider(s)” means an Employee, Consultant or Outside Director receiving a Stock Purchase Right or Option grant under this Plan.

(y) “Share” means one share of Common Stock, as adjusted in accordance with Section 8 (if applicable).

(z) “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(aa) “Stock Purchase Right” means the right granted under this Plan to purchase shares of common stock of the Company.

(bb) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

To record the adoption of this Plan by the Board the Company has caused its authorized officer to execute the same.

OURS TECHNOLOGY INC.

By:
Zbangxi Tan
Chief Executive Officer

Signature Page to 2017 Stock Incentive Plan

OURS TECHNOLOGY INC.

2017 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Agreement”) is made and entered into as of the date of grant set forth below (the “Date of Grant”) between OURS Technology Inc., a Delaware corporation (the “Company”), and the optionee named below (the “Optionee”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2017 Stock Incentive Plan (the “Plan”), a copy of which the Optionee acknowledges having received.

Optionee:

Social Security Number:

Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:

Expiration Date:
(unless earlier terminated under the Plan)

Type of Stock Option

(Check one):	[ ] Incentive Stock Option

[ ] Nonqualified Stock Option

1. Grant of Option. The Company hereby grants to Optionee an option (this “Option”) to purchase the total number of shares of common stock of the Company set forth above as Total Option Shares (the “Shares”) at the Exercise Price Per Share set forth above (the “Exercise Price”), subject to all of the terms and conditions of this Agreement and the Plan. If designated as an Incentive Stock Option above, the Option is intended to qualify as an “incentive stock option” (“ISO”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2. Exercise Period.

(a) Exercise Period of Option. Optionee may exercise this Option with respect to the vested portion of this Option at any time prior to the expiration of the Option. Provided Optionee continues to provide services to the Company or any Affiliate of the Company, the Option will vest as to the Shares as follows: One-fourth (1/4th) of the

Shares shall vest on the one year anniversary of the Vesting Commencement Date, and thereafter an additional one forty-eighth (1/48th) of the Shares shall vest at the end of each successive full month as long as Optionee remains a Service Provider to the Company on each vesting date. If application of the vesting percentage causes the vesting of a fractional share, such share shall be rounded down to the nearest whole share for each month except for the last month in such vesting period, when this Option shall vest for the full remainder of the Shares.

(b) Vesting of Options. Shares that have vested pursuant to the schedule set forth in Section 2(a) are referred to herein as “Vested Shares.” Shares that have not vested pursuant to the schedule set forth in Section 2(a) are referred to herein as “Unvested Shares.”

(c) Expiration. The Option shall expire on the Expiration Date set forth above or earlier pursuant to Section 3 below or Section 6 or Section 8(b) of the Plan.

3. Termination.

(a) Termination of Service (Except by Death). If Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Section 2(c) above;

(ii) The date three (3) months after the termination of Optionee’s Service for any reason other than Cause or Disability, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be a “nonqualified stock option” (“NSO”);

(iii) The date and time of termination of Optionee’s Service for Cause, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond three (3) months after such termination deemed to be an NSO; or

(iv) The date twelve (12) months after the termination of the Optionee’s Service by reason of Disability, or such longer time period as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond one (1) year after such termination deemed to be an NSO.

(b) Death of Service Provider. If a Service Provider dies while Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Section 2(c) above; or

(ii) The date twelve (12) months after the Service Provider’s death, or such later date as the Administrator may determine (not to exceed ten (10) years after such termination), but with any exercise period beyond one (1) year after such termination deemed to be an NSO.

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(c) No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any of its affiliates, or limit in any way the right of the Company or any of its affiliates to terminate Optionee’s employment or other relationship at any time, with or without Cause.

(d) Code Section 409A. Optionee hereby agrees and acknowledges that neither the Company nor any of its Affiliates makes any representations with respect to the application of Section 409A to the Option or the Option Shares or any other tax, economic or legal consequences of the Option or the Option Shares and, by the acceptance of the Option, Optionee agrees to accept the potential application of Section 409A to the Option or the Option Shares and the other tax, economic or legal consequences of the issuance, vesting, ownership, modification, adjustment, and disposition of the Option or the Option Shares. Optionee agrees to hold harmless and indemnify the Company from any adverse tax consequences with respect to the Option or the Option Shares, any withholding or other tax obligations of the Company with respect to the Option or the Option Shares, and from any action or inaction or omission of the Company pursuant to the Plan or otherwise that may cause such Option or the Option Shares to be or become subject to Section 409A.

4. Manner of Exercise.

(a) Exercise of Stock Option. To exercise this Option, Optionee (or in the case of exercise after Optionee’s death or incapacity, Optionee’s executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit A (the “Exercise Agreement”), or in such other form as may be approved by the Board from time to time, which shall set forth, among other things, (i) Optionee’s election to exercise the Option, (ii) the number of Shares being purchased, (iii) any restrictions imposed on the Shares, and (iv) any representations, warranties and agreements regarding Optionee’s investment intent, investment status and access to information as may be required by the Company. If someone other than Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Company verifying that such person has the legal right to exercise the Option and such person shall agree to the restrictions contained herein as if such person were Optionee.

(b) Limitations on Exercise. The Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. The Option may not be exercised for fewer than one hundred (100) Shares unless it is exercised with respect to the then all remaining unexercised Shares.

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(c) Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the shares being purchased by check or wire transfer, or any other form of consideration permitted by law and the Board.

(d) Tax Withholding. Prior to the issuance of Shares upon exercise of the Option, Optionee must pay or provide for any applicable federal, state and local tax withholding obligations of the Company. If the Board permits, Optionee may provide for payment of withholding taxes upon exercise of the Option by requesting that the Company retain the minimum number of Shares with a Fair Market Value equal to the statutory minimum amount of taxes required to be withheld, but in no event shall the Company be obligated to withhold Shares if such withholding would result in adverse accounting consequences to the Company.

(e) Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee’s authorized assignee, or Optionee’s legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

5. Notice of Disqualifying Disposition of ISO Shares. If Optionee sells or otherwise disposes of any of the Shares acquired pursuant to exercise of an ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after issuance of such Shares to Optionee, Optionee shall immediately notify the Company in writing of such disposition.

6. Compliance with Laws and Regulations. The Plan and this Agreement are intended to comply with applicable federal and state securities laws and any regulations promulgated thereunder. Any provision of this Agreement which is inconsistent with such securities laws or any regulations thereunder shall, without further act or amendment by the Company or the Board, be modified to comply with such applicable laws and any regulations thereunder. The exercise of the Option and the issuance and transfer of Shares must comply with applicable federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s common stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the SEC, any state securities commission or any stock exchange.

7. Nontransferability of Option. The Option may not be transferred in any manner other than by will or the laws of descent and distribution, and, with respect to NSOs, by instrument to an inter vivos or testamentary trust in which the options are to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in 17 C.F.R. 240.16a-1(e), and may be exercised during the lifetime of Optionee only by Optionee or, in the event of Optionee’s incapacity, by Optionee’s legal representative. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

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8. The Company’s Right of First Refusal. Before any Shares held by Optionee or by any transferee of such Shares may be sold or otherwise transferred (including without limitation a transfer by gift or operation of law), the Company and/or its assignee(s) shall have an assignable right of first refusal to purchase the Shares to be sold or transferred on the terms and conditions set forth in the Exercise Agreement (the “Right of First Refusal”). The Company’s Right of First Refusal will terminate when the Company’s securities become publicly traded.

9. Investors Rights Agreement. Optionee acknowledges that the Company’s success and the attainability of its prospects depends on the Company’s ability to raise outside capital, and therefore covenants and agrees to execute any investors rights agreement or any similar investor agreement as may be requested by the Company in connection with the Company’s financings from time to time, which agreement(s) may contain, among other things, co-sale, first refusal rights and drag along rights restricting the transferability of, or obligating Optionee to sell, the Shares.

10. Tax Consequences. Set forth below is a brief summary as of the Effective Date of the Plan of some of the federal tax consequences of exercise of the Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of ISO. If the Option qualifies as an ISO and there is no disqualifying disposition of the Shares issued upon exercise of the Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for federal alternative minimum tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(b) Exercise of Nonqualified Stock Option. If the Option does not qualify as an ISO, there may be a regular federal income tax liability upon the exercise of the Option. Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If Optionee is a current or former employee of the Company, the Company may be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(c) Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.

(i) Incentive Stock Options. If the Shares are held for more than one (1) year after the date of purchase of the Shares pursuant to the exercise of an ISO and are disposed of more than two (2) years after the Date of Grant, any gain realized on a disposition of the Shares will be treated as long term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.

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(ii) Nonqualified Stock Options. If the Shares are held for more than twelve (12) months after the date of purchase of the Shares pursuant to the exercise of an NSO, any gain realized on disposition of the Shares will be treated as long term capital gain.

(iii) Withholding. The Company may be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.

11. Privileges of Stock Ownership. Optionee, or a transferee of Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Option until such Shares are validly issued to the Optionee and paid for.

12. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Board or a committee appointed by the Board for review. The resolution of such a dispute by the Board shall be final and binding on the Company and Optionee.

13. Entire Agreement. The Plan is incorporated herein by reference. This Agreement and the Plan constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: (i) personal delivery, (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) one (1) business day after deposit with any return receipt express courier (prepaid), or (iv) one (1) business day after transmission by facsimile, e-mail, rapifax or telecopier.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement, including its right to purchase Shares under the Right of First Refusal with respect to Shares. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

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17. Acceptance. Optionee hereby acknowledges receipt of a copy of the Plan and this Agreement. Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all the terms and conditions of the Plan and this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares and is encouraged to consult a tax adviser prior to such exercise or disposition.

* * * * *

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IN WITNESS WHEREOF, the Company and Optionee have executed this Agreement, effective as of the Date of Grant.

OURS TECHNOLOGY INC.	OPTIONEE

By:	By:
(Signature)	(Signature)

(Please print name)	(Please print name)

(Please print title)	(Please print title)

Signature Page to Stock Option Agreement

EXHIBIT A

EXERCISE AGREEMENT

To be signed upon exercise of Option

OURS TECHNOLOGY INC.

2017 STOCK INCENTIVE PLAN

STOCK OPTION EXERCISE AGREEMENT

This Stock Option Exercise Agreement (the “Exercise Agreement”) is made and entered into as of ______________, _____ (the “Effective Date”) by and between OURS Technology Inc., a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Company’s 2017 Stock Incentive Plan (the “Plan”), a copy of which was delivered to Purchaser in connection with that certain option (the “Option”) previously granted to Purchaser under the Plan and pursuant to the terms of a stock option agreement (“Stock Option Agreement”).

Purchaser:

Social Security Number:

Address:

Total Option Shares:

Exercise Price Per Share:

Date of Grant:

Vesting Commencement Date:

Expiration Date:
(unless earlier terminated under the Plan)

Type of Stock Option
(Check one):	[ ] Incentive Stock Option
[ ] Nonqualified Stock Option

To be signed upon exercise of Option

1. Exercise of Option.

(a) Exercise. Pursuant to the exercise of the Option and subject to the terms and conditions of this Exercise Agreement, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock at the Exercise Price Per Share set forth above (the “Exercise Price”). As used in this Exercise Agreement, the term “Shares” refers to the Shares purchased under this Exercise Agreement and includes all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

(b) Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

Purchaser desires to take title to the Shares as follows:

[ ]	Individual, as separate property

[ ]	Husband and wife, as community property

[ ]	Joint Tenants

[ ]	Other; please specify:

To assign the Shares to a trust, a stock transfer agreement (the “Stock Transfer Agreement”) must be completed and executed.

(c) Payment. Purchaser hereby delivers payment of the Exercise Price in the manner permitted in the Stock Option Agreement and by the Board as follows (check and complete as appropriate):

[ ]	in cash (by check) in the amount of $____________, receipt of which is acknowledged by the Company;

[ ]	by cancellation of indebtedness of the Company owed to Purchaser in the amount of $_______________;

[ ]

by delivery of _________ fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof which have been paid for within the meaning of SEC Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $___________ per share;

[ ]	by the waiver hereby of compensation due or accrued for services rendered in the amount of $_________.

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To be signed upon exercise of Option

2. Deliveries.

(a) Deliveries by Purchaser. Purchaser hereby delivers to the Company (i) this Exercise Agreement, (ii) if Purchaser is married, a Consent of Spouse in the form of Exhibit 1 attached hereto (the “Spouse Consent”) executed by Purchaser’s spouse, and (iii) the Exercise Price and payment or other provision for any applicable tax obligations.

(b) Deliveries by the Company. Upon its receipt of the Exercise Price, payment or other provision for any applicable tax obligations and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the names(s) indicated in Section 1.2 above.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that:

(a) Applicable Terms and Conditions. Purchaser has received a copy of the Plan and the Stock Option Agreement, has read and understands the terms of the Plan, the Stock Option Agreement and this Exercise Agreement, and agrees to be bound by the terms and conditions specified herein and therein.

(b) Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

(c) Access to Information. Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters.

(d) Understanding of Risks. Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares; (iv) the qualifications and backgrounds of the management of the Company; and (v) the tax consequences of an investment in the Shares. Purchaser acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the Shares, and that Purchaser should consult a tax adviser prior to such exercise or disposition. Purchaser is capable of evaluating the merits and risks of this investment, has the ability to protect Purchaser’s own interests in this transaction and is financially capable of bearing a total loss of this investment.

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To be signed upon exercise of Option

4. Restricted Securities.

(a) Compliance with U.S. Federal Securities Laws. Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act and that, notwithstanding any other provision of the Stock Option Agreement to the contrary, the exercise of any rights to purchase any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Company to ensure compliance with such laws.

(b) No Transfer Unless Registered or Exempt. Purchaser understands that Purchaser may not transfer any Shares unless the Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Company may file a registration statement with the SEC and that the Company is under no obligation to do so with respect to the Shares. Purchaser also understands that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser.

(c) SEC Rule 144. Purchaser acknowledges that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year, and in certain cases two (2) years, after they have been purchased and paid for (within the meaning of Rule 144). Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Company or if “current public information” about the Company (as defined in Rule 144) is not publicly available.

5. Restrictions on Transfers.

(a) Disposition of Shares. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Exercise Agreement) unless and until:

(i) Purchaser shall have notified the Company of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(ii) Purchaser shall have complied with all requirements of this Exercise Agreement and the Investors Rights Agreement (as defined below) applicable to the disposition of the Shares;

(iii) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to counsel for the Company, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or (ii) all appropriate actions necessary for compliance with the registration requirements of the Securities Act or of any exemption from registration available under the Securities Act (including Rule 144) have been taken; and

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To be signed upon exercise of Option

(iv) Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Shares pursuant to applicable securities law or regulations.

(b) Restriction on Transfer. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to the Company’s Right of First Refusal described below, except as permitted by this Exercise Agreement.

(c) Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred by means of one of the permitted transfers specified in this Exercise Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Exercise Agreement and that the transferred Shares are subject to (i) the Company’s Right of First Refusal granted hereunder and (ii) the market standoff provisions of Section 6 hereof, to the same extent such Shares would be if retained by Purchaser.

6. Market Standoff Agreement. Purchaser agrees in connection with any registration of the Company’s securities that, upon the request of the Company or the underwriters managing any public offering of the Company’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Company or the underwriters may specify. Purchaser further agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing.

7. Right of First Refusal. The Company is hereby granted the right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed sale or other transfer of the Shares. For purposes of this Section 7, the term “transfer” shall include any assignment, pledge, encumbrance or other disposition of the Shares for value intended to be made by Purchaser.

(a) Notice of Intended Disposition. In the event Purchaser desires to accept a bona fide offer to purchase any or all of the Shares (such shares hereinafter called the “Transfer Shares”) from a third party, Purchaser shall promptly deliver to the Secretary of the Company written notice (the “Disposition Notice”) (i) stating Purchaser’s bona fide intention to sell or otherwise transfer such Transfer Shares, (ii) identifying the terms and conditions of such offer in reasonable detail including the purchase price and the identity of the proposed buyer or transferee, and (iii) providing satisfactory proof that the disposition of the Transfer Shares to such third-party would not be in contravention of Section 7 of this Exercise Agreement. In the event of a transfer not involving a specific sum of money, or if, in the sole judgment of the Company’s Board of Directors, the proposed price for the Transfer Shares is not the result of a bona fide “arm’s-length transaction,” the price of the Transfer Shares shall be determined by the Company’s Board of Directors as specified in Section 7.5 below.

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To be signed upon exercise of Option

(b) Exercise of Right of First Refusal. The Company (or its assignees) shall, for a period of sixty (60) days following receipt of the Disposition Notice, have the right to purchase any or all of the Transfer Shares upon substantially the same terms and conditions specified in the Disposition Notice. The Right of First Refusal shall be exercisable by written notice (the “Exercise Notice”) to Purchaser prior to the expiration of the sixty (60) day period. If such right is exercised with respect to all the Transfer Shares, then the Company (or its assignees) shall have thirty (30) days after delivery of the Exercise Notice to effect the purchase of the Transfer Shares, including payment of the purchase price. Purchaser shall deliver to the Company the certificate(s) representing the Transfer Shares to be purchased by the Company, each certificate to be properly endorsed for transfer on or before the date of the Company’s purchase of such Transfer Shares. The Transfer Shares so purchased shall thereupon be canceled and no longer be issued and outstanding shares of the Company’s Common Stock. Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Company (or its assignees) shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property.

(c) Non-Exercise of Right. If the Company does not exercise its Right of First Refusal, Purchaser shall have sixty (60) days following such exercise period to sell or otherwise dispose of the Transfer Shares to the third party purchaser specified in the Disposition Notice upon terms and conditions (including the purchase price) no more favorable than those specified in the Disposition Notice. In the event Purchaser does not sell or otherwise dispose of the Transfer Shares within the specified sixty (60) day period, the Transfer Shares shall again become subject to the Company’s Right of First Refusal.

(d) Recapitalization. In the event of any stock dividend, stock split, recapitalization or other transaction affecting the Company’s outstanding Common Stock, any new, substituted or additional securities or other property distributed with respect to the Shares shall then be subject to the Company’s Right of First Refusal hereunder to the extent the Shares are at the time covered by such right.

(e) Determination of Price by Board. If the price per Transfer Share is to be determined pursuant to this Section based on a determination by the Board that terms specified in the Disposition Notice are not the result of arm’s-length negotiation, the price per Transfer Share shall be set by the Board of Directors and will reflect the then current fair market value of such Transfer Shares as determined in the sole discretion of the Board of Directors. The Company shall notify Purchaser, Purchaser’s representative or the person acquiring the Transfer Shares of the price so determined within forty-five (45) days after receipt by the Company of the Disposition Notice.

(f) Restriction on Alienation. Notwithstanding anything to the contrary in this Section, the following transfers of Shares will be exempt from the Right of First Refusal: (i) the transfer of any or all of the Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “immediate family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s immediate family; provided, that each transferee or other recipient agrees in a writing satisfactory to the Company that the provisions of this Section will continue to apply to the transferred Shares in the hands of such transferee or other recipient, (ii) any transfer of Shares made pursuant to a statutory merger or statutory consolidation of the Company with or into

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To be signed upon exercise of Option

another corporation or corporations, or in connection with a stock acquisition, (iii) any transfer of Shares pursuant to the winding up and dissolution of the Company, or (iv) a repurchase of the Shares by the Company for any or no reason. As used herein, the term “immediate family” means Purchaser’s spouse, lineal descendent and antecedent, father, mother, brother or sister, adopted child or grandchild, or the spouse of any child, adopted child, grandchild, or adopted grandchild of Purchaser.

(g) Obligations Binding Upon Transferees. All transferees of Transfer Shares or any interest therein will receive and hold such Transfer Shares or interests subject to the provisions of this Exercise Agreement, including, insofar as applicable, the Company’s Right of First Refusal under this Section. Any sale or transfer of the Shares shall be void unless the provisions of this Exercise Agreement are met.

(h) Termination of Right of First Refusal. The Right of First Refusal granted by this Section 7 shall terminate at such time as a public market exists for the Company’s Common Stock (or any other stock issued to purchasers in exchange for the Shares purchased under this Exercise Agreement). For the purpose of this Exercise Agreement, a “public market” shall be deemed to exist if the Common Stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934), or the Common Stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

8. Rights as a Stockholder. Subject to the terms and conditions of this Exercise Agreement, Purchaser will have all of the rights of a stockholder of the Company with respect to the Shares from and after the date the Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Company and/or its assignee(s) exercise(s) the Right of First Refusal. Upon the Company’s or its assignee’s exercise of the Right of First Refusal, Purchaser will have no further rights as a holder of the Shares so purchased, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Company for transfer or cancellation.

9. Investors Rights Agreement. Purchaser acknowledges that the Company’s success and the attainability of its prospects depends on the Company’s ability to raise outside capital, and to facilitate such capital raising efforts by the Company Purchaser covenants and agrees to execute any investors rights agreement or any similar investor agreement as may be requested by the Company in connection with the Company’s financings, which agreement(s) may contain, among other things, co-sale, first refusal rights and drag along rights restricting the transferability of, or obligating Purchaser to sell, the Shares.

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To be signed upon exercise of Option

10. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or U.S. federal securities laws, the Company’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Company or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S) AS SET FORTH IN A STOCK OPTION EXERCISE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES. THE SHARES MAY ALSO BE SUBJECT TO OTHER RESTRICTIONS SPECIFIED IN AGREEMENTS ENTERED INTO BY THE HOLDER OF THE SHARES AFTER THE INITIAL GRANT OF THE OPTION.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A 180 DAY MARKET STANDOFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENT, THESE SHARES MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

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To be signed upon exercise of Option

(b) Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Exercise Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

11. Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS: (i) THAT THE COMPANY HAS RECOMMENDED THAT PURCHASER CONSULT WITH A TAX ADVISER THAT PURCHASER DEEMS KNOWLEDGEABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

12. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and U.S. federal securities laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

13. Successors and Assigns. The Company may assign any of its rights under this Exercise Agreement, including its rights to purchase Shares under the Right of First Refusal. This Exercise Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

14. Governing Law; Severability. This Exercise Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Exercise Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

15. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon: (i) personal delivery, (ii) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (iii) one (1) business day after deposit with any return receipt express courier (prepaid), or (iv) one (1) business day after transmission by telecopier or other electronic mail.

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To be signed upon exercise of Option

16. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Exercise Agreement.

17. Headings. The captions and headings of this Exercise Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Exercise Agreement. All references herein to Sections will refer to Sections of this Exercise Agreement.

18. Entire Agreement. The Plan, the Stock Option Agreement and this Exercise Agreement, together with all exhibits hereto and thereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Exercise Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

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To be signed upon exercise of Option

IN WITNESS WHEREOF, the Company and Purchaser have executed this Exercise Agreement as of the Effective Date, indicated above.

OURS TECHNOLOGY INC.			PURCHASER

By:		By:

	(Signature)		(Signature)

	(Please print name)		(Please print name)

	(Please print title)		(Please print title)

Signature Page to Stock Option Exercise Agreement

To be signed upon exercise of Option

EXHIBIT 1

SPOUSE CONSENT

The undersigned spouse of ______________________________ (the “Purchaser”) has read, understands, and hereby approves the Stock Option Exercise Agreement (the “Exercise Agreement”) between Purchaser and OURS Technology Inc., a Delaware corporation (the “Company”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Exercise Agreement, the undersigned hereby agrees to be irrevocably bound by the Exercise Agreement and further agrees that any community property interest I may have in the Shares shall similarly be bound by the Exercise Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Exercise Agreement.

Date:

Print Name of Purchaser’s Spouse

Signature of Purchaser’s Spouse

Address: